                                                         Exhibit 21

                     NAVISTAR FINANCIAL CORPORATION
                         AND SUBSIDIARIES
                ----------------------------------
                  SUBSIDIARIES OF THE REGISTRANT
                      AS OF OCTOBER 31, 2003

                                                        STATE OR
                                                       COUNTRY IN
                                                          WHICH
                                                       SUBSIDIARY
                                                        ORGANIZED
                                                     ------------------

Subsidiaries that are 100% owned by Navistar
   Financial Corporation:
     Navistar Financial Retail Receivables Corporation.   Delaware
     Navistar Financial Securities Corporation.........   Delaware
     Truck Engine Receivables Financing Co.............   Delaware
     Truck Retail Accounts Corporation.................   Delaware
     Truck Retail Instalment Paper Corp................   Delaware

Subsidiaries not shown  by name  in the above listing, if considered in the aggregate  as  a  single  subsidiary,  would  not  constitute a significant subsidiary.